THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS OF ANY STATE (THE "ACTS") AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACTS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No. ____                                                          March 31, 2000

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                            U.S. WIRELESS DATA, INC.

     This certifies that, for value received, Bold Street, LLC ("Holder"), with an address c/o Thomson Kernaghan & Co., 365 Bay Street, Suite 1000, 10th Floor, Toronto, Ontario M5H 2V2, is entitled, subject to the terms set forth below, to purchase from U.S. WIRELESS DATA, INC. (the "Company"), a Colorado corporation, 150,000 fully paid and non-assessable shares (the "Shares") of the Common Stock of the Company ("Common Stock"), as constituted on the date hereof (the "Warrant Issue Date"), with the Notice of Exercise attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States, or, as provided in Section 3, Common Stock, at the Exercise Price as set forth in
Section 2 below. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below.

          1. Term of Warrant. This Warrant shall be exercisable, in whole or in part, during the term commencing the date hereof and ending at 5:00 p.m. (New York City time) on April 30, 2004.

          2. Exercise Price and Number of Shares.

               2.1 Exercise Price. The exercise price at which this Warrant may be exercised shall be $2.28 per share of Common Stock, as adjusted from time to time pursuant to Section 10 hereof (the "Exercise Price").

               2.2 Number of Shares. The number of shares of Common Stock which may be purchased pursuant to this Warrant shall be 150,000 shares, as adjusted from time to time pursuant to Section 10 hereof.

         3. Exercise of Warrant.

               (a) The purchase rights represented by this Warrant are exercisable by the Holder in whole or in part at any time during the term of this Warrant, or from time to time, by the surrender of this Warrant and the Exercise Form, annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company) upon payment in cash or by check acceptable to the Company. In lieu of the payment of the Exercise Price, the Holder shall have the right (but not the obligation), during the exercise period, to require the Company to convert this Warrant, in whole or in part, into the Warrant Shares as provided for in this Section (the "Conversion Right"). Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of the Exercise Price) that number of shares of Common Stock equal to (i) the number of Shares issuable upon exercise of the portion of the Warrant being converted, multiplied by (ii) the quotient obtained by dividing (x) the value of the Warrant on a per Share basis) at the time the Conversion Right is exercised (determined by subtracting the Exercise Price from the Current Market Price (as determined pursuant to Section 3(d) below), for the shares of Common Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) by (y) the Current Market Price of one share of Common Stock immediately prior to the exercise of the Conversion Right. The Conversion Rights provided under this Section may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding. In order to exercise the Conversion Right, the Holder shall surrender to the Company, at its offices, this Warrant accompanied by the Cashless Exercise Form duly filled in and signed. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the Shares being issued upon such exercise of this Warrant. This Warrant (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of this Warrant for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the largest number of Shares which the Holder shall be entitled as a result of the conversion, and (ii) if such Warrant is being converted in part only, a new Warrant exercisable for the number of Shares equal to the unconverted portion of the Warrant.

               (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

               (c) If this Warrant is exercised in part this Warrant must be exercised or converted, as the case may be, for a number of whole shares of the Common Stock.

               (d) The Current Market Price per Share on any date shall be deemed to be the average of the daily closing bid prices for the five (5) consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive absent manifest error, shall be used.

          4. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

          5. Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

          6. Transfer of Warrant.

               6.1 Exchange of Warrant Upon a Transfer. Upon delivery by the transferee of a written agreement to be bound by the terms of this Warrant and surrender of this Warrant for exchange, properly endorsed and transferred in accordance with this Section 6, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, of the number of shares issuable upon exercise hereof.

               6.2 Restrictions on Transfer; Compliance with Securities Laws.

               (a) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment and agrees to comply with the transfer restrictions contained in this Section 6.2. The Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof ("Shares"), except under circumstances that will not result in a violation of applicable federal and state securities laws. Prior to offering, selling or otherwise disposing of the Warrants or Shares, the holder hereof or thereof will give the Company a written notice describing the manner and circumstances of the transfer accompanied by, if requested by the Company, a written opinion of legal counsel satisfactory to the Company to the effect, as amended, that the proposed transfer may be effected without registration under the Securities Act of 1933 or any state blue sky law. Any Warrant or Shares transferred in violation of applicable federal and state securities laws shall be void and not recognized by the Company. Any transferee of this Warrant or Shares shall execute an agreement agreeing to be bound by the terms of this Section 6.

               (b) All shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THE SECURITIES BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH SECURITIES UNDER ALL APPLICABLE UNITED STATES FEDERAL SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF SHAREHOLDER'S COUNSEL, IN FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT."

          7. Reservation of Stock. The Company covenants that during the term that this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of Common Stock issuable upon the exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant, upon exercise of the rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein), and will be validly issued, fully paid and nonassessable.

          8. Notices. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

          9. Amendments.

               (a) Any term of this Warrant may be amended with the written consent of the Company and the Holder. Any amendment effected in accordance with this Section 9 shall be binding upon the Holder, each future Holder and the Company.

               (b) No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          10. Adjustments. The number of shares purchasable hereunder is subject to adjustment from time to time as follows:

               10.1 Reorganization, Merger or Sale of Assets. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company's properties and assets as, or substantially as, an entirety to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer that a holder of the shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, consolidation, merger, sale or transfer if this Warrant had been exercised immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 10. The foregoing provisions of this Section 10.1 shall similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder hereof for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant.

               10.2 Reclassification. If the Company, at any time while this Warrant, or any portion thereof, remains outstanding and unexpired, by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10.

               10.3 Dividend, Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall (i) declare a dividend or make a distribution on the securities as to which purchase rights under this Warrant exist payable in shares of its capital stock or securities convertible into or exchangeable for capital stock or (ii) split, subdivide or combine the securities as to which purchase rights under this Warrant exist, then, in each case, the Exercise Price in effect, and the number of shares issuable upon exercise of the Warrant, at the time of the record date for such dividend or at the effective date of such split, subdivision or combination, shall be proportionately adjusted so that the holders of the Warrant after such time shall be entitled to receive upon exercise of the Warrant the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, such holders would have owned upon such exercise and immediately thereafter been entitled to receive by virtue of such dividend, split, subdivision or combination. Such adjustment shall be made successively whenever any event listed above shall occur, subject to further adjustment as provided in this Section 10.

          11. Registration Rights. Holder shall have unlimited "piggyback" registration rights as to the Shares, provided that Holder shall not be entitled to "piggyback" on a registration statement with respect to an underwritten public offering if (a) the underwriter advises the Company that the inclusion of the Shares would adversely affect the contemplated public offering and (b) no affiliates of the Company are selling stockholders in such offering. The Company shall bear the expenses related to any such registration, except for commissions or discounts payable to broker-dealers in respect of the sale of the Shares. The registration rights referred to herein shall terminate if the Shares are saleable without restriction under Rule 144(k) promulgated under the Securities Act of 1933.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

Dated March 31, 2000

                                           U.S. WIRELESS DATA, INC.


                                           By: /s/
                                               ---------------------------------
                                               Charles I. Leone
                                               Chief Financial Officer

                               CASH EXERCISE FORM



TO:      U.S. WIRELESS DATA, INC.
         805 Third Avenue, 8th Floor
         New York, New York 10022
         Attention: Chief Executive Officer

     (1) The undersigned hereby elects to purchase _______ shares of Common Stock of U.S. WIRELESS DATA, INC. pursuant to the terms of the attached Warrant and tenders herewith payment of the purchase price for such shares in full.

     (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

     (3) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                            ------------------------------------
                                            (Name)

                                            ------------------------------------
                                            (Signature)

     (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:


                                            ------------------------------------
                                            (Name)

-----------------------                     ------------------------------------
(Date)                                      (Signature)

To:

                             CASHLESS EXERCISE FORM
            (To be executed upon conversion of the attached Warrant)



     The undersigned hereby irrevocably elects to surrender its Warrant for the number of Shares as shall be issuable pursuant to the cashless exercise provisions of Section 1 of the within Warrant, in respect of ________ Shares underlying the within Warrant, and requests that certificates for such Shares be issued in the name of and delivered to:









                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of Shares shall not be all the shares exchangeable or purchasable under the within Warrant, that a new Warrant for the balance of the Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Date:
     ------------------------------

Name:                               (Print)
     ------------------------------

Address:
        -----------------------------------------------------------------


----------------------------------  (Signature)
Signature